As filed with the Securities and Exchange Commission on August 3, 1999

                           Registration No. 333-62505

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                 TO THE FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            U.S. Wireless Corporation
               (Exact name of Registrant as specified in Charter)
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
      Delaware                                       4812                                         13-3704059
     (State of                                       (Primary standard industrial                 I.R.S. employer
     Incorporation)                                  classification code)                         identification No.
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                                2303 Camino Ramon
                           San Ramon, California 94583
               (Address and telephone number of Principal Offices)

                 Dr. Oliver Hilsenrath, Chief Executive Officer
                                2303 Camino Ramon
                           San Ramon, California 94583
                                 (925) 327-6200
            (Name, Address and Telephone Number of Agent for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

     If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     U.S. Wireless Corporation (the "Company") filed a Registration Statement on Form S-3 dated October 29, 1998, registering the sale of 3,761,839 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of which 338,982 shares are issuable upon the conversion of 50,000 shares of the Company's Series A Preferred Stock and 220,000 shares are issuable upon the exercise of options granted to the Company's placement agent. To date 1,610,947 shares of Common Stock have been resold. The Company hereby requests the deregisteration of the resale of 2,150,892 shares of Common Stock, of which 338,982 shares are issuable upon the conversion of the Company's Series A Preferred Stock and 220,000 shares are issuable upon the exercise of options.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Ramon, CA on the 30th day of July, 1999.


                                                       U.S. Wireless Corporation


                                                   By: \s\ Dr. Oliver Hilsenrath
                                                           Dr. Oliver Hilsenrath
                                                         Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.
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
\s\ Dr. Oliver Hilsenrath                            Chief Executive Officer                     07/30/99
Dr. Oliver Hilsenrath                                President and director                      Date

\s\ Dennis Francis                                   Director                                    07/30/99
Dennis Francis                                                                                   Date

\s\ Barry West                                       Director                                    07/30/99
Barry West                                                                                       Dat

\s\ David Tamir                                      Director                                    07/30/99
David Tamir                                                                                      Date

\s\ Irwin Gross                                      Director                                    07/30/99
Irwin Gross                                                                                      Date

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